Exhibit (c)(5)

NUMBER                                                      SHARES

KC 0208045                                                  *****1

                                   CGM Trust


 This is to certify that       CGM FOCUS FUND      Is the owner of  *** ONE ***

CAPITAL GROWTH MANAGEMENT LP
C/O FRANK STRAUSS                          *SEE REVERSE FOR CERTAIN DEFINITIONS
222 BERKELEY ST STE 1013
BOSTON MA 02116-3748

                                                            CUSIP  125325506

 ........................................................................shares of fully paid and non-assessable shares, without par value, of beneficial interest of the above referenced series of CGM Trust, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated January 16, 1986, establishing CGM Trust, and all amendments thereto, copies of which are on file with the Secretary of State of the Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust, as Trustees, and not individually, and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. In addition, the rights, obligations and remedies represented by this certificate constitute rights, obligations and remedies only with respect to the above-referenced series and the assets thereof, and no other series of CGM Trust shall have any rights, obligations or remedies with respect hereto. This certificate is not valid until countersigned by the Transfer Agent.
     IN WITNESS WHEREOF, CGM Trust has caused facsimiles of the signatures of its duly authorized officers to be hereunto affixed.

ACCOUNT NO.    8090629                       Dated
ALPHA CODE CAPITAL-GR                        By   09/03/97


/s/ Frank N. Strauss    TREASURER            PRESIDENT   /s/ Robert L. Kemp
---------------------------------            ---------------------------------

                                                                 KC 208045

[The following text runs perpendicular to the above text on the face of the share certificate.]

        COUNTERSIGNED:  STATE STREET BANK AND TRUST COMPANY
        TRANSFER AGENT (Boston, Massachusetts)
        P.O. BOX 8511, BOSTON, MA  02266-8511

        BY     /s/ Ronald A. Dion
        ------------------------------------
                   AUTHORIZED OFFICER

   [The following text appears on the reverse side of the share certificate.]

                                   CGM TRUST

     Under certain circumstances and in accordance with its Agreement and Declaration of Trust, the Trust has the right, at its option, to redeem shares held in certain shareholder accounts. All shares are subject to the provisions of the Trust's Agreement and Declaration of Trust and By-Laws, as amended from time to time.

SEE CURRENT PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION OF THE TRUST FOR FURTHER INFORMATION CONCERNING REDEMPTION OF SHARES.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -   as tenants in common
TEN ENT        -   as tenants by the entireties
JT TEN         -   as joint tenants with right of survivorship
                   and not as tenants in common

UGMA           /   TRANSFERS
UTMA
               __________ Custodian for __________
               (Cust)                    (Minor)
               under Uniform Gifts/Transfers to Minors Act of __________
                                                                (State)
        Additional abbreviations may also be used though not in the above list.

   PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFICATION NUMBER OF ASSIGNEE

     [                        ]

     FOR VALUE RECEIVED....................................hereby sell, assign, and transfer unto..............................................................
 ...............................................................................
 ...............................................................................
 ...............................................................................
 .........................................................................Shares
of the ______________________________ Series of CGM Trust represented by the within certificate, and do irrevocably constitute and appoint
 ......................................................................Attorney
to transfer the said shares on the books of CGM Trust with full power of substitution in the premises.

Dated..................

               Signature(s).......................................
                           .......................................
                           NOTE: The Signature to this Assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever. (If more than one owner, all must sign. Persons acting in a fiduciary capacity or on behalf of a Corporation, Partnership or Trust must specify, in full, the capacity in which they are signing.)
Signature Guaranteed:

 .......................
Signature(s) must be guaranteed by a bank, a member firm of a national stock exchange, or other eligible guarantor institution in accordance with procedures established by the Trust's Transfer Agent.